EXHIBIT 99.1
enherent Corp. Announces Annual Meeting
FOR IMMEDIATE RELEASE
     New York, NY (May 22, 2006) — enherent Corp. (OTC BB: ENHT, www.enherent.com) (the “Company”) today announced that its Annual Meeting of Stockholders will be held at 10:00 a.m. EDT on Tuesday May, 23, 2006 in New York, NY. A copy of the remarks to be made at the Annual Meeting by Pamela Fredette, Chairman, CEO and President of the Company, will be posted on the Company’s website at www.enherent.com on the morning of the Annual Meeting.
About enherent
enherent Corp. (OTCBB:ENHT) is an information technology professional services firm providing its clients with (a) consultative and technology staffing resources; and (b) teams of technical consultants trained in the delivery of solutions related to systems integration, network and security, and application services. enherent also provides solutions outsourcing involving software development. enherent customers can be found in many different industry segments, from the Fortune 500 to middle-market enterprises. The company, headquartered in New York City, operates throughout the northeastern United States and has sales locations in Connecticut, New York City, Long Island, N.Y. For more information visit www.enherent.com.
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on certain assumptions and analyses made by the Company derived from its experience and perceptions. Actual results and developments may vary materially from those described because they are subject to a number of known and unknown risks and uncertainties. Such risks and uncertainties include, but are not limited to, future demand for the Company’s services; general economic, market and business conditions; the Company’s ability to increase the amount of services rendered to existing clients and develop new clients and reduce costs of providing services; the Company’s ability to recruit and retain IT professionals; and various other factors discussed in the Company’s filings with the Securities and Exchange Commission including those set forth under Item 1A of the Company’s recent Form 10-K. The Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.
CONTACT INFORMATION:
Lori Stanley
enherent Corp.
lstanley@enherent.com
(212) 331-8633